Exhibit 23.2


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 1995 Stock Plan and 1999 Non-Statutory Stock Plan of Socket Communications, Inc. of our report dated February 18, 1999, with respect to the financial statements and schedule of Socket Communications, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


San Jose, California
August 19, 1999